
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED FINANCIAL STATEMENTS OF THE AEGIS CONSUMER FUNDING GROUP,
INC. AND SUBSIDIARIES AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO
SUCH FINANCIAL STATEMENTS WHICH START ON PAGE F-1 OF THIS REPORT.
</LEGEND>

<PERIOD-TYPE>                   YEAR                   YEAR                   12-MOS                   12-MOS
12-MOS
<FISCAL-YEAR-END>                          JUN-30-1995             JUN-30-1996             JUN-30-1994             JUN-30-1995
             JUN-30-1996
<PERIOD-END>                               JUN-30-1995             JUN-30-1996             JUN-30-1994             JUN-30-1995
             JUN-30-1996
<CASH>                                       5,970,571               5,970,571                       0                       0
                       0
<SECURITIES>                                         0                       0                       0                       0
                       0
<RECEIVABLES>                               40,967,546              44,201,906                       0                       0
                       0
<ALLOWANCES>                               (1,183,988)             (3,143,684)                       0                       0
                       0
<INVENTORY>                                          0                       0                       0                       0
                       0
<CURRENT-ASSETS>                                     0                       0                       0                       0
                       0
<PP&E>                                               0                       0                       0                       0
                       0
<DEPRECIATION>                                       0                       0                       0                       0
                       0
<TOTAL-ASSETS>                              84,736,947             121,451,754                       0                       0
                       0
<CURRENT-LIABILITIES>                       69,039,627              87,460,289                       0                       0
                       0
<BONDS>                                              0                       0                       0                       0
                       0
<PREFERRED-MANDATORY>                                0                       0                       0                       0
                       0
<PREFERRED>                                          0                      53                       0                       0
                       0
<COMMON>                                       147,768                 154,560                       0                       0
                       0
<OTHER-SE>                                  15,549,552              33,836,852                       0                       0
                       0
<TOTAL-LIABILITY-AND-EQUITY>                84,736,947             121,451,754                       0                       0
                       0
<SALES>                                              0                       0                       0                       0
                       0
<TOTAL-REVENUES>                                     0                       0              11,176,796              17,810,301
              43,327,887
<CGS>                                                0                       0                       0                       0
                       0
<TOTAL-COSTS>                                        0                       0                       0                       0
                       0
<OTHER-EXPENSES>                                     0                       0               7,166,715               9,033,417
              15,971,915
<LOSS-PROVISION>                                     0                       0                 286,892                 941,354
               3,504,622
<INTEREST-EXPENSE>                                   0                       0                 968,180               4,793,885
              10,090,712
<INCOME-PRETAX>                                      0                       0               2,755,009               3,041,645
              16,760,638
<INCOME-TAX>                                         0                       0               1,352,338               1,768,024
               7,472,022
<INCOME-CONTINUING>                                  0                       0                       0                       0
                       0
<DISCONTINUED>                                       0                       0                       0                       0
                       0
<EXTRAORDINARY>                                      0                       0                       0                       0
                       0
<CHANGES>                                            0                       0                       0                       0
                       0
<NET-INCOME>                                         0                       0               1,452,671               1,273,621
               9,288,616
<EPS-PRIMARY>                                        0                       0                    0.00<F2>
                    0.12<F1>                    0.65
<EPS-DILUTED>                                        0                       0                    0.00<F2>
                    0.11<F1>                    0.61

<F1>Amount reflects pro-forma adjustments in connection with the Company's initital public offering on April 5, 1995 for (i) the redemption of approximately $2.5 million of the Company's preferred stock Series B and related dividends paid of $194,198, (ii) the termination of a consulting agreement providing consulting fees of $139,751, net of taxes, (iii) the repayment of approximately $5.0 million of indebtedness under the Company's revolving credit facility and related interest expense of $192,157, net of taxes.
<F2>Not applicable for period presented since the Company went public on
April 5, 1995.

